UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2019

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices)  (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Innovative Solutions and Support, Inc. (the “Company”) was held on April 2, 2019.  At the Annual Meeting, the Company’s shareholders approved three proposals.  The proposals below are described in the Company’s definitive proxy statement, dated January 28, 2019, for its Annual Meeting.  The results are as follows:

Proposal 1: Election of Five Directors to the Board of Directors

Name	For	Withheld	Broker Non-Votes
Geoffrey S.M. Hedrick	4,113,555	1,264,628	8,296,370
Winston J. Churchill	3,515,511	1,862,672	8,296,370
Roger A. Carolin	4,084,235	1,293,948	8,296,370
Robert E. Mittelstaedt, Jr.	3,366,751	2,011,432	8,296,370
Glen R. Bressner	3,600,431	1,777,752	8,296,370

Proposal 2: Approval of the Company’s 2019 Stock-Based Incentive Compensation Plan

For	Against	Abstain	Broker Non-Votes
4,975,862	394,084	8,237	8,296,370

Proposal 3:  Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2019

For	Against	Abstain	Broker Non-Votes
12,330,089	1,134,124	210,340	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: April 5, 2019	By:	/s/ Relland M. Winand
Relland M. Winand
Chief Financial Officer